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                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1999-3
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                                                                                            Distribution Date:  11/15/99
                                                                                                  Period Type:  Revolving
Section 5.2 - Supplement                                                                                                Total
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
(i)    Monthly Principal Distributed                               0.00                                                         0.00

(ii)   Monthly Interest Distributed
       Class A Note Interest Requirement                   7,233,500.00
       Class B Note Interest Requirement                     428,886.43
       Net Class C Note Interest Requirement                 500,171.72                                                 8,162,558.15

(iii)  Collections of Principal Receivables                                                                           134,519,431.27

(iv)   Collections of Finance Charge Receivables                                                                       16,357,587.37

(v)    Aggregate Amount of Principal Receivables                                                                   19,404,771,482.78

                        Investor Interest                                                                             965,910,000.00
                        Adjusted Interest                                                                             965,910,000.00


       Floating Investor Percentage                                                                                            4.98%
       Fixed Investor Percentage                                                                                               4.98%

(vi)   Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                        95.93%
               30 to 59 days                                                                                                   1.35%
               60 to 89 days                                                                                                   0.93%
               90 or more days                                                                                                 1.79%
                                                                                                                  ------------------
                                          Total Receivables                                                                  100.00%

(vii)  Investor Default Amount                                                                                          4,633,432.38

(viii) Investor Charge-Offs                                                                                                     0.00

(ix)   Reimbursed Investor Charge-Offs                                                                                          0.00

(x)    Servicing Fee                                                                                                      885,417.50

(xi)   Portfolio Yield (Net of Defaulted Receivables)                                                                         13.66%

(xii)  Reallocated Monthly Principal                                                                                            0.00

(xiii) Accumulation Shortfall                                                                                                   0.00

(xiv)  Principal Funding Investment Proceeds                                                                                    0.00

(xv)   Principal Funding Investment Shortfall                                                                                   0.00

(xvi)  Available Investor Finance Charge Collections                                                                   15,472,169.87

(xxii) Note  Rate                         Class A              6.66000%
                                          Class B              6.95000%
                                          Class C              6.35625%

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       By:
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       Name:   Patricia M. Garvey
       Title:  Vice President